[LETTERHEAD OF ANDERSON ASSOCIATES, LLP]


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Patapsco Bancorp, Inc.


We consent to incorporation by reference in the registration statement on Form S-8 of Patapsco Bancorp, Inc. of our report dated August 11, 2000, relating to the consolidated statements of financial condition of Patapsco Bancorp, Inc. and Subsidiary as of June 30, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, which report appears in the June 30, 2000 Annual Report on Form 10-KSB of Patapsco Bancorp, Inc.



                                                  /s/ Anderson Associates, LLP

Baltimore, Maryland
August 17, 2001